New Hire and Promotion RSU Form
(November 2022)
RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
SNAP ONE HOLDINGS CORP.
2021 EQUITY INCENTIVE PLAN
Snap One Holdings Corp., a Delaware corporation (the “Company”), pursuant to its 2021 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:
%%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%
Date of Grant:
%%OPTION_DATE,'Month DD, YYYY'%-%
Vesting Commencement Date:

%%VEST_BASE_DATE,'Month DD, YYYY'%-%

Number of
Restricted Stock Units:

%%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Vesting Schedule:    The Restricted Stock Units (“RSUs”) will vest over a four-year period starting on the Vesting Commencement Date. Provided the Participant has not undergone a Termination prior to the applicable vesting date, 25% of the Participant’s RSUs will vest on the first anniversary of the Vesting Commencement Date, with proportionate amounts of the remaining RSUs, or 6.25%, vesting quarterly thereafter until fully vested.
Dividend Equivalents:    The Restricted Stock Units shall be credited with dividend equivalent payments, as provided in Section 12(c)(iii) of the Plan.
*    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

PARTICIPANT1
______________________________

SNAP ONE HOLDINGS CORP.
___________________________________
By: JD Ellis
Title: Chief Legal Officer

1     To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.
[Signature Page to Restricted Stock Unit Agreement]

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
SNAP ONE HOLDINGS CORP.
2021 EQUITY INCENTIVE PLAN
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Snap One Holdings Corp. 2021 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), the Company and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2.Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.
3.Settlement of Restricted Stock Units. The Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within thirty (30) days) following the applicable Settlement Date, one share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.Treatment of Restricted Stock Units Upon Termination.
(a)Except as otherwise set forth in Section 4(b) through Section 4(d) below, in the event of the Participant’s Termination, all vesting with respect to the Restricted Stock Units shall cease and any then-unvested Restricted Stock Units shall be immediately forfeited for no consideration upon the Participant’s Termination.
(b) In the case of a Termination as a result of the Participant’s death, unvested Restricted Stock Units will remain outstanding for one (1) month following the date of such Termination, but shall be eligible to vest only to the extent the Committee determines, during such one (1) month period, to accelerate the vesting of such unvested Restricted Stock Units, and if the Committee fails to make such determination, the unvested Restricted Stock Units will terminate without further action at the end of such period.

(c)Solely to the extent that the Participant participates in or is subject to a Severance Arrangement, in the event such Participant incurs a Qualifying Termination, vesting of unvested Restricted Stock Units shall immediately accelerate upon such Qualifying Termination (subject to the Participant’s execution and non-revocation of a release of claims in accordance with the terms of the applicable Severance Arrangement).
(d)In the case of a Termination as a result of a Qualifying Retirement, the Restricted Stock Units shall continue to vest, notwithstanding such Termination, in accordance with the original vesting schedule set forth in the Grant Notice so long as the Participant has not engaged in any Detrimental Activity prior to any applicable vesting date; provided, however, that unvested Restricted Stock Units shall accelerate in full upon any Change in Control prior to the applicable vesting date. In the event of a Detrimental Activity, the terms set forth in Section 12(v) of the Plan shall apply.
5.Definitions.
(e)The term “Company” as used in this Restricted Stock Unit Agreement with reference to service shall include the Company and its Subsidiaries.
(f)Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred in accordance with Section 12(b) of the Plan, the word “Participant” shall be deemed to include such person or person.
(g)The term “Qualifying Retirement” means the Participant’s Termination by the Participant following the date on which (i) the Participant attained the age of 62 years old and (ii) the number of completed years of the Participant’s employment with the Service Recipient is at least 10, but only to the extent the Participant provided the Service Recipient with at least six (6) months’ advanced written notice of such Termination and the Participant remained in good standing up to the date of the Termination.
(d)    The term “Qualifying Termination” means (i) if the Participant is a participant in the Severance Plan, a “Covered Termination” (as defined in the Severance Plan), or (ii) if the Participant is party to an Employment Agreement, a “Covered Termination” (as defined in the Employment Agreement).
(e)     The term “Settlement Date” means, with respect to any Restricted Stock Unit, the date upon which such Restricted Stock Unit vests, or in the case of any Restricted Stock Unit that vests on or following any Termination pursuant to Section 4(d) hereof, the earlier to occur of the original vesting date upon which such Restricted Stock Unit would otherwise have vested (disregarding any such Termination) or the date of a Change in Control.
(f)    The term “Severance Arrangement” means (i) if the Participant is a participant of the Snap One Holdings Corp. Change in Control Employee Severance Plan (the “Severance Plan”) as of the date hereof or at the time of Termination, the Severance Plan, or (ii) if the Participant is party to an employment agreement as of the date hereof with the Service Recipient that provides for equity acceleration benefits upon a Qualifying Termination (an “Employment Agreement”), such Employment Agreement.

6.Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 12(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
7.Rights as Shareholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 12(c)(iii) of the Plan, the Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8.Tax Withholding. The provisions of Section 12(d) of the Plan are incorporated herein by reference and made a part hereof.
9.Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10.No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.
11.Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
12.Waiver and Amendments. Except as otherwise set forth in Section 11 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13.Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Restricted Stock Units, or (b) requiring that the Participant forfeit any gain realized upon the disposition of any shares of Common Stock received in respect of the Restricted Stock Units, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.
14.Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
15.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.
16.Section 409A. This Restricted Stock Unit Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Restricted Stock Unit Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including, without limitation, by delaying the issuance of the shares of Common Stock contemplated hereunder.
17.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
19.Entire Agreement. This Restricted Stock Unit Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.
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